UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022 (November 8, 2022)

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The Company has identified an inadvertent immaterial error included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Q3 10-Q”), which was filed with the Securities and Exchange Commission on November 8, 2022. Specifically, the Company notes that the line item entitled “Cash withdrawal from Trust account for working capital purposes”, which was included as part of the table entitled “Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2022 and the period January 25, 2021 (inception) through September 30, 2021” in Part I - Financial Information, Item 1” on page 4 of the Q3 10-Q, was inadvertently mislabeled. As a result of such mislabeling, the line item presented $107,883 of cash as being withdrawn from the Company’s trust account for working capital purposes during such period, when in fact such amount was withdrawn from the Company’s trust account during such period to pay certain accrued franchise taxes, in accordance with the terms of the Company’s Investment Management Trust Agreement. Therefore such line item with respect to the withdrawal of $107,883 from the Company’s trust account during such period should have been properly labeled “Cash withdrawal from Trust account for payment of franchise taxes”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I
Dated: December 16, 2022

	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer